Exhibit 99.1

       IMMUNICON CELLTRACKS(R) ANALYZER II RELEASED FOR SALE FOR IN VITRO
                                 DIAGNOSTIC USE

HUNTINGDON VALLEY, Pa, June 24 /PRNewswire-FirstCall/ -- Immunicon Corporation (Nasdaq: IMMC) announced today that its new rare cell analysis platform, the CellTracks(R) Analyzer II, is now released for sale for in vitro diagnostic use. This product is the next generation analyzer to Immunicon's CellSpotter(R) Analyzer, which was launched in 2004 along with the CellTracks AutoPrep System and the CellSearch(TM) Circulating Tumor Cell Kit, all of which are marketed in the field of cell analysis in cancer by Veridex, LLC, a Johnson & Johnson company. The CellTracks Analyzer II improves the scanning procedure for rare cells, such as tumor cells in the blood of metastatic breast cancer patients. Furthermore, the system may be useful in research applications involving the counting and characterization of rare cells, such as circulating tumor cells and circulating endothelial cells and in the analysis of associated cellular markers.

Immunicon Corporation

Immunicon Corporation is developing and commercializing proprietary cell-and molecular-based human diagnostic and life science research products with an initial focus on cancer disease management. The Company has developed platform technologies for selection and analysis of rare cells in blood, such as circulating tumor cells and circulating endothelial cells that are important in many diseases and biological processes. Immunicon's products and underlying technology platforms also have application in the clinical development of cancer drugs and in cancer research and may have applications in other fields of medicine, such as cardiovascular and infectious diseases. http://www.immunicon.com

The information contained in this press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as "hope," "may," "believe," "anticipate," "plan," "expect," "intend," "assume," "will" and similar expressions. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date of this press release, reflect management's current expectations and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by the Company's forward-looking statements. These factors include, but are not limited to, risks associated with: the Company's dependence on Veridex; the Company's capital and financing needs; research and development and clinical trial expenditures; commercialization of the Company's product candidates; the Company's ability to use licensed products and to obtain new licenses from third parties; the Company's ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to the Company's customers for the Company's products; compliance with applicable manufacturing standards; the ability to earn license and milestone payments under the Company's agreement with Veridex; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to the Company's products; effectiveness of the Company's products compared to competitors' products; protection of the Company's intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against the Company; labor, contract or technical difficulties; and competitive pressures in the Company's industry. These factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission.

"Immunicon" and the Immunicon Corporation logo are registered trademarks of Immunicon Corporation. "CellSpotter" and "CellTracks" are registered trademarks of Immunivest Corporation, a wholly-owned subsidiary of Immunicon Corporation. "CellSearch" is a trademark of Johnson & Johnson. ALL RIGHTS RESERVED.


     Contact Information:
     James G. Murphy
     SVP of Finance & Administration, CFO
     215-830-0777 ext. 121
     jmurphy@immunicon.com

     Investors/Media:
     The Ruth Group
     Jason Rando (media) 646-536-7025,
     jrando@theruthgroup.com
     John Quirk (investors) 646-536-7029,
     jquirk@theruthgroup.com


SOURCE  Immunicon Corporation
    -0-                             06/24/2005
    /CONTACT: James G. Murphy, SVP of Finance & Administration, CFO of Immunicon Corporation, +1-215-830-0777, ext. 121, jmurphy@immunicon.com; Media, Jason Rando, +1-646-536-7025, jrando@theruthgroup.com or Investors, John Quirk, +1-646-536-7029, jquirk@theruthgroup.com, both for The Ruth Group/
    /Web site:  http://www.immunicon.com /